UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 24, 2017

Defense Technologies International Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-54851	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4730 South Fort Apache Road, Suite 300, Las Vegas, Nevada 89147
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Ac (17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms "company", "DTIC,"  "we," "us," "our" and similar terminology are in reference to Defense Technologies International Corp.

Item  1.01   Entry into a Material Definitive Agreement.

 On July 24, 2017, Defense Technologies International Corp. entered into a Funding Agreement with RAB Investments AG, located in Zug, Switzerland, which is intended to provide necessary funding towards the initial production of the company's non-X-ray security scanner. The Agreement calls for RAB to fund a minimum of $50,000 to a maximum of $150,000 on a "best efforts basis," with a first tranche of $25,000 to be completed by August 15, 2017. In exchange for the funds, DTIC will issue convertible notes that may be converted into DTIC common stock at a discount of 25%, based on the 10-day average trading value of DTIC shares at the time of the initial conversion. The notes may be converted at any time, in whole or partially, but all conversions must be at the same rate as the initial conversion.

No funding has been provided as of the date hereof and there is no assurance that funds will be provided by the anticipated initial first tranche of August 15, 2017, or thereafter.  DTIC does not intend to file a registration statement for the convertible notes or any shares of DTIC common stock to be issued upon conversion of the notes. Any securities issued pursuant to the Funding Agreement or conversion of the notes will be considered restricted securities.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any "safe harbor under this Act does not apply to a "penny stock" issuer, which definition would include the Company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Funding Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Defense Technologies International Corp.

Date: July 28, 2017	By:S/ Merrill W. Moses
Merrill W. Moses
President